UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2021

SELECT BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

North Carolina	000-50400	20-0218264
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 W. Cumberland Street, Dunn, North Carolina	28334
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (910) 892-7080

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $1.00 per share	SLCT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger and Reorganization

On June 1, 2021, Select Bancorp, Inc. (“Select”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with First Bancorp (“FBNC”), the holding company for First Bank, Southern Pines, North Carolina. Under the Merger Agreement, Select will merge with and into FBNC (the “Merger”) and Select Bank & Trust Company, a wholly owned subsidiary of Select, will merge with and into First Bank.

Subject to the terms and conditions of the Agreement, at the effective time of the Merger, each share of Select’s common stock will be converted into the right to receive 0.408 of a share of FBNC common stock. Upon the closing of the Merger, each outstanding and unexercised option to purchase shares of Select’s common stock, whether or not previously vested, will be cancelled in exchange for a cash payment of $18.00 minus the exercise price for each share of Select common stock subject to such stock option. The parties anticipate closing the Merger during the fourth quarter of 2021.

The Merger Agreement has been unanimously approved by the board of directors of each of Select and FBNC. The closing of the Merger is subject to the required approval of Select’s shareholders and FBNC’s shareholders, requisite regulatory approvals, the effectiveness of the registration statement to be filed by FBNC with respect to the FBNC common stock to be issued in the Merger, and other customary closing conditions.

The Merger Agreement contains usual and customary representations and warranties that Select and FBNC made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between Select and FBNC, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, certain representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been used to allocate risk between Select and FBNC rather than establishing matters as facts.

The Merger Agreement also provides that at the closing of the Merger, two members of Select’s current board of directors will join the boards of directors of FBNC and First Bank.

The Merger Agreement may be terminated in certain circumstances, including: (i) by mutual written agreement of the parties; (ii) by either party in the event of a breach by the other party of any representation, warranty, covenant, or other agreement contained in the Merger Agreement which has not been cured within 30 days and where such breach is reasonably likely to permit such party to refuse to consummate the Merger; (iii) by either party in the event that any consent of any required regulatory authority is denied by final action or any law or order prohibiting the Merger becomes final and nonappealable; (iv) by either party if the required shareholder approvals are not obtained; (v) by either party in the event that the Merger is not consummated by March 31, 2022; (vi) by First Bancorp in the event that Select’s board of directors fails to recommend approval of the Merger Agreement to its shareholders; or (vii) by Select, prior to the approval of its shareholders, in order to enter into a superior proposal. Upon termination of the Merger Agreement under certain circumstances, Select may be required to pay First Bancorp a termination fee of $11.5 million.

The foregoing summary of the Merger Agreement is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated herein by reference. The related press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Support Agreements

In connection with entering into the Merger Agreement, each of the directors and executive officers of Select has entered into a support agreement (collectively, the “Support Agreements”). The Support Agreements generally require that the shareholder party thereto vote all of his or her shares of Select’s common stock in favor of the Merger and against alternative transactions and generally prohibit such shareholder from transferring his or her shares of Select’s common stock prior to the consummation of the Merger. The Support Agreements will terminate upon the earlier of the consummation of the Merger and the termination of the Merger Agreement in accordance with its terms.

The foregoing summary of the Support Agreements is qualified in its entirety by reference to the complete text of such document, which is included as Exhibit B to the Merger Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 8.01.	Other Events.

On June 1, 2021, Select and FBNC issued a press release announcing the execution of the Merger Agreement. The complete text of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger and Reorganization, dated June 1, 2021, by and between Select Bancorp, Inc. and First Bancorp.

99.1	Press release dated June 1, 2021 announcing the Merger Agreement with First Bancorp.

104	Cover page interactive data file (embedded within the Inline XBRL document).

Caution Regarding Forward-Looking Statements

This report, including the exhibits thereto, contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding First Bancorp’s and Select’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the combination of First Bancorp and Select, including future financial and operating results, expected cost savings, expected impact on future earnings, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and you are cautioned not to place undue reliance on any forward-looking statements. Neither Select nor First Bancorp assume any duty to update forward-looking statements.

In addition to factors previously disclosed in First Bancorp’s and Select’s reports filed with the Securities and Exchange Commission, or the SEC, the following factors, among others, could cause actual results to differ materially from forward-looking statements: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by the shareholders of each of First Bancorp and Select, on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the First Bancorp and Select businesses or fully realizing cost savings and other benefits; business disruption following the proposed transaction; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; the reaction to the transaction of the companies’ customers, employees and counterparties; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Board of Governors of the Federal Reserve and legislative and regulatory actions and reforms.

Additional Information About the Proposed Transaction and Where to Find It

This communication is being made in respect of the proposed transaction involving First Bancorp and Select. This material is not a solicitation of any vote or approval by the shareholders of First Bancorp or Select and is not a substitute for the joint proxy statement/prospectus or any other documents which First Bancorp and Select may send in connection with the proposed merger. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities.

In connection with the proposed transaction, First Bancorp intends to file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of First Bancorp  and Select and a prospectus of First Bancorp, as well as other relevant documents concerning the proposed transaction. Investors and security holders are also urged to carefully review and consider each of First Bancorp’s and Select’s public filings with the SEC, including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Current Reports on Form 8-K and their Quarterly Reports on Form 10-Q. The joint proxy statement/prospectus will be mailed to First Bancorp  and Select’s shareholders. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND SHAREHOLDERS OF FIRST BANCORP  AND SELECT ARE URGED TO CAREFULLY READ THE ENTIRE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when available) and other filings containing information about First Bancorp and Select at the SEC’s website at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the SEC by First Bancorp on its website at http://www.localfirstbank.com and by Select on its website at www.selectbank.com.

First Bancorp, Select and certain of their respective directors and executive officers, under the SEC’s rules, may be deemed to be participants in the solicitation of proxies of First Bancorp and  Select’s shareholders in connection with the proposed transaction. Information about the directors and executive officers of First Bancorp and their ownership of First Bancorp common stock is set forth in the proxy statement for First Bancorp’s 2021 Annual Meeting of Shareholders, as filed with the SEC on Schedule 14A on March 23, 2021. Information about the directors and executive officers of Select and their ownership of Select common stock is set forth in the proxy statement for Select’s 2021 Annual Meeting of Shareholders, as filed with the SEC on a Schedule 14A on April 6, 2021. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT BANCORP, INC.

Date: June 1, 2021	By:	/s/ Mark A. Jeffries
Mark A. Jeffries
Executive Vice President and Chief Financial Officer